EXHIBIT 3.2

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

FIFTH AMENDED AND RESTATED BY-LAWS

ARTICLE I
STOCKHOLDERS

Section 1.       Annual Meetings. An annual meeting of stockholders shall be held to elect directors and transact any other business properly brought before the meeting. The Board of Directors shall designate the date, time and place of the meeting.

Section 2.       Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board for any proper purpose or purposes. The Board of Directors or the Chairman of the Board shall designate the date, time and place of the meeting. Only the business stated in the meeting notice shall be conducted at a special meeting.

Section 3.       Notice of Meeting. The Secretary shall give written notice of an annual or special meeting to stockholders of record entitled to vote at the meeting. The notice shall be directed to the stockholder’s address as it appears on the Corporation’s records and shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. To the extent permitted by applicable law, notices to stockholders may be given electronically. Unless otherwise provided by law, the notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.

When a meeting of stockholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting any business may be transacted which may have been transacted at the original meeting.

Section 4.       Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless a larger number shall be required by law, the Certificate of Incorporation or these By-Laws. In the absence of a quorum, the holders of a majority of the shares so present may adjourn the meeting from time to time as provided in Section 3 of this Article, until a quorum is obtained.

Section 5.       Qualifications to Vote. Only stockholders whose shares are registered in their names on the Corporation’s stock transfer records at the close of business on the record date fixed in accordance with Article V of these By-Laws for a stockholder meeting shall be entitled to vote at such meeting. The Secretary shall prepare at least ten (10) days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

The list shall be available for inspection by stockholders during ordinary business hours, for any purpose germane to the meeting, for at least ten (10) days before the meeting. The list shall be available at the meeting site or at another place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. The list shall be available for inspection at the meeting site during the meeting.

Section 6.       Organization. The Chairman of the Board or, in his or her absence, the Chief Executive Officer, shall preside over stockholder meetings. In the absence of those individuals, the Board of Directors shall elect a person to preside as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of stockholders. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 7.       Voting. Except as otherwise provided by law or the Certificate of Incorporation, a stockholder entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock registered in the stockholder’s name on the Corporation’s stock transfer records at the close of business on the record date established for the meeting. Directors shall be elected by a plurality of the votes cast at the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, any other matter shall be decided by the affirmative vote of the holders of a majority of the total number of shares of stock present in person or represented by proxy and entitled to vote on such matter. The vote for Directors and, upon the demand of any stockholder, the vote upon any other matter before the meeting, shall be by ballot or as otherwise permitted by the Certificate of Incorporation. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 8.       Inspectors. At each meeting of stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two or more Inspectors. Such Inspectors shall be appointed by the Board of Directors before the meeting or, if no such appointment shall have been made, then by the presiding officer at the meeting. If, for any reason, any of the Inspectors previously appointed shall fail to attend, or refuse or be unable to serve, Inspectors in place of any so failing to attend, or refusing or unable to attend, shall be appointed in like manner.

Section 9.       Procedures Governing Business of Meetings of Stockholders. (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting (other than matters properly brought under and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) in accordance with the procedures set forth in this Section 9. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder (A) who was a stockholder of record at the time of giving of notice provided for in these By-Laws and at the time of the annual meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in these By-Laws.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day, and not later than the close of business on the ninetieth (90th) day, prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is first convened more than thirty (30) days before, or more than sixty (60) days after, such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposed business and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the business proposal is being made, (iii) the class and number of shares of the Corporation that are owned of record or beneficially by each such person, (iv) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not (A) such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise; (B) such instrument or right conveys voting rights to such person; or (C) such person may have entered into other transactions that hedge the economic effect of such instrument or right (a “Derivative Instrument”) directly or indirectly owned beneficially by each such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (v) any material interest of each such person in such business, (vi) a representation as to whether or not any such person will solicit proxies in support of such business from the holders of at least the percentage of the voting power of the capital stock of the Corporation required under applicable law to approve the proposed business, and (vii) an undertaking by such stockholder to (A) notify the Corporation in writing of any change in the information provided under this Section 9 as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (B) update such information thereafter within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date.

(b)       Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in these By-Laws and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice and other procedures set forth in these By-Laws. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Article I, Section 10 of these By-Laws (including the completed and signed questionnaire, representation and agreement required by Article I, Section 12 of these By-Laws) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c)       The Chairman of a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he or she should so determine, the business not properly brought before the meeting shall not be transacted.

(d)       In no event shall the public announcement of an adjournment of a meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided in this Section 9.

Section 10.     Notice of Stockholder Nominations.     (a) Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as Directors by the stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day, and not later than the close of business on the ninetieth (90th) day, prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is first convened more than thirty (30) days before, or more than sixty (60) days after, such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of each such person, (iii) the class and number of shares of the Corporation that are owned of record or beneficially by each such person, (iv) any Derivative Instrument (as defined in Section 9(a) of these By-Laws) directly or indirectly owned beneficially by each such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past five years, and any other material relationships, between or among such stockholder and any beneficial owner on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such stockholder, beneficial owner, affiliate, associate or person acting in concert therewith were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vii) the completed and signed questionnaire, representation and agreement required by Article I, Section 12 of these By-Laws, and (viii) an undertaking by each such person to (A) notify the Corporation in writing of the information set forth this Section 10(a) as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (B) update such information thereafter within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class and number of shares of the Corporation that are owned of record or beneficially by each such person, (iii) any Derivative Instrument (as defined in Article I, Section 9(a) of these By-Laws) directly or indirectly owned beneficially by each such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iv) a representation as to whether or not any such person will solicit proxies in support of such proposed nominee from the holders of a sufficient number of shares of capital stock of the Corporation reasonably believed by such stockholder or beneficial owner to be sufficient to elect such nominee, and (v) an undertaking by such stockholder to (A) notify the Corporation in writing of any change in the information set forth this Section 10(a) as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (B) update such information thereafter within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(b)       Notwithstanding anything in this Section 10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Directors or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination for Director elections in accordance with the preceding sentence, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(c)       The Chairman of a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he or she should so determine, the defective nomination shall be disregarded.

(d)       In no event shall the public announcement of an adjournment of a meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided in this Section 10.

Section 11.     Action by Consent.     (a) Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation, subject to the provisions of subsections (b), (c), (d), and (e) of this Section 11, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation as provided in this Section 11. Prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b)       Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received by the Corporation in accordance with this Section 11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in this Section 11.

(c)       In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors shall fix a record date. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall, as promptly as practicable, call a special meeting of the Board of Directors to be held as promptly as practicable, but in any event not more than ten (10) days following the date of receipt of such a request. At such meeting, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Notice of the record date shall be published in accordance with the rules and policies of the principal stock exchange in the United States on which securities of the Corporation are then listed. If no record date has been so fixed by the Board of Directors pursuant to this Section 11 or otherwise within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to this Section 11. If no record date has been fixed by the Board of Directors following observance of the procedures described in this Section 11 and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(d)       In the event of the delivery to the Corporation of a written consent or consents, in the manner provided in this Section 11, purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for the safekeeping of such consents and revocations and shall as promptly as practicable, engage nationally recognized independent Inspectors for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such Inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 11 has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 11 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(e)       For purposes of this Section 11, delivery to the Corporation shall be effected by delivery to its registered office in the State of Delaware, its principal place of business addressed to the Secretary, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 12.     Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or re-election as a Director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 10 of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in writing to the Corporation, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 13.     General. (a) For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b)       Notwithstanding the foregoing provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these By-Laws. Nothing in these By-Laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of preferred stock if and to the extent provided under law, the Certificate of Incorporation or these By-Laws.

ARTICLE II
BOARD OF DIRECTORS

Section 1.       Number and Term of Office. The number of Directors shall be fixed from time to time by the Board of Directors by resolution and the number so fixed shall constitute the whole Board of Directors. Directors need not be stockholders.

Except as otherwise provided in the Certificate of Incorporation or these By-Laws, Directors shall be elected by ballot at the annual meeting of stockholders and shall continue in office until the next annual meeting and until their successors shall have been elected and shall qualify. If the Board of Directors increases the number of Directors at any time or from time to time, the additional offices so created may be filled as vacancies by affirmative vote of a majority of the Directors in office at the time such increase becomes effective. The Directors elected to such additional offices shall serve until the next annual meeting of stockholders and until their successors have been elected and shall qualify.

Section 2.       Removal and Vacancies. At any special meeting called for the purpose of removing any Director with the notice of such meeting stating such purpose, the stockholders may remove any Director and fill the vacancy. Any vacancy not caused by such removal, and any vacancy caused by such removal and not filled by the stockholders at the meeting at which such removal shall have been made, may be filled by the affirmative vote of a majority of the Directors in office, although less than a quorum, when such vote is taken. The Director elected to fill the vacancy shall serve until the next annual meeting of stockholders and until his successor has been elected and shall qualify.

Section 3.       Meetings and Consents in Lieu of Meetings. Meetings of the Board of Directors shall be held on such dates, at such times and at such places within or without the State of Delaware as the Board by resolution may from time to time determine or as called by or at the order of the Chairman of the Board, the Chief Executive Officer or by one-third of the Directors then in office. The Secretary shall give notice of the date, time and place of such meeting by mailing the same at least two days before the meeting, to each Director, but such notice may be waived by any Director. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if each of the Directors consents thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board.

Section 4.       Quorum. One-third of the whole Board of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. If at any meeting of the Board there are less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. All Directors present at any meeting of the Board may be counted in determining the presence of a quorum for all purposes and for all matters before the meeting regardless of the interest a Director may have in any matter brought before the meeting.

Section 5.       Organization. The Board of Directors shall annually elect one of its members to be the Chairman of the Board and shall fill any vacancy in such position at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board shall preside at meetings of the Board of Directors. In the absence of the Chairman of the Board, the Directors present shall appoint a chairman of the meeting.

Section 6.       Compensation of Directors. Each Director not an officer or an employee of the Corporation shall be entitled to receive such compensation for his or her services as a director as the Board of Directors by resolution may from time to time determine.

Each Director, whether or not an officer or employee of the Corporation, shall be entitled to reimbursement for all expenses incurred by him or her in attending any meeting of the Board of Directors. Such compensation and reimbursement of expenses shall be payable even though the meeting is adjourned because of the absence of a quorum.

ARTICLE III
COMMITTEES

Section 1.       Committees. The Board of Directors, by a resolution passed by a majority of the whole Board, may create from time to time one or more committees to be constituted in such manner and to have such organization and powers as the Board of Directors in such resolution shall provide. All of the members of any such committee having any of the powers of the Board of Directors shall be Directors, and the members of any such committee not having any of the powers of the Board of Directors need not be Directors.

Section 2.       Alternate Members. The Board of Directors, by a resolution passed by a majority of the whole Board, may designate alternate members of any committee who shall possess the same qualifications for eligibility as regular members and who may replace any absent or disqualified member at any meeting of the committee in the order, if any, designated in the resolution appointing such alternate members.

Section 3.       Committee Proceedings. A quorum for transacting business by any committee shall be one-third of the number of members of the committee as then constituted, not including the number of alternate members, but the alternate members present at any meeting shall be counted for the purpose of determining if a quorum is present at the meeting. The vote of a majority of the members, including alternate members sitting as members, present at a meeting at which a quorum is present shall be the act of the committee. All members present at any meeting of a committee may be counted in determining the presence of a quorum for all purposes and for all matters before the meeting regardless of the interest a member may have in any matter brought before the meeting. Each of the committees may appoint a secretary of the committee, who need not be a Director. Each of the committees shall have power to fix the date, time and place of holding its meetings and the method of giving notice thereof and to adopt its own rules of procedure. Each of them shall keep minutes of all its meetings which shall be open to the inspection of any Director at any time. The Chairman of the Board if not an officer or employee, shall be an ex-officio member of all committees of the Board of Directors and, upon determination by any such committee, shall have voting rights and be counted for quorum purposes at committee meetings.

Section 4.       Compensation. Each member of a committee, and each alternate member of a committee, who is not an officer or an employee of the Corporation shall be entitled to receive, for his or her services as a member or as an alternate member of such committee, compensation in such amounts as the Board of Directors by resolution may from time to time determine. Each member of a committee, and each alternate member of a committee, whether or not an officer or an employee of the Corporation, shall be entitled to reimbursement for all expenses incurred by him in attending any meeting of such committee.

ARTICLE IV
OFFICERS

Section 1.       Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Senior Executive Vice Presidents, Executive Vice Presidents or Senior Vice Presidents, Vice Presidents, a Controller, a Treasurer, and a Secretary. Any number of offices may be held by the same person. All such officers shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. The Board of Directors may elect such other officers as they deem necessary, who shall have such authority and shall perform such duties as the Board of Directors from time to time prescribe. In its discretion, the Board of Directors may leave any office unfilled.

Except as otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all officers, agents and employees other than officers elected by the Board of Directors shall hold office at the discretion of the Corporation.

Section 2.       Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive and policy officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all the business and affairs of the Corporation. The Chief Executive Officer shall (i) from time to time secure information concerning the business and affairs of the Corporation and promptly communicate such information to the Board, (ii) communicate to the Board all appropriate matters presented by any officer for its consideration, and (iii) from time to time communicate to the officers such action of the Board of Directors as may affect the performance of their official duties.

Section 3.       Powers and Duties of the President and Vice Presidents. The President and any Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall have such powers and perform such duties as may from time to time be assigned to such office by these By-Laws, the Board of Directors or the Chief Executive Officer.

Section 4.       Powers and Duties of the Controller. The Controller shall be the principal officer in charge of the accounts of the Corporation, and shall perform such duties as may from time to time be assigned to such office by these By-Laws, the Board of Directors or the Chief Executive Officer.

Section 5.       Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. When necessary or proper, the Treasurer may endorse or cause to be endorsed on behalf of the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as may be have been designated by the Board of Directors or by any officer authorized by the Board of Directors to make such designation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the funds and securities of the Corporation in his or her custody.

Section 6.       Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of stockholders in books to be kept for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation and may sign with any executive officer in the name of the Corporation, all contracts authorized by the Board of Directors or by any committee of the Corporation having the requisite authority and, when so ordered by the Board of Directors or such committee, shall affix the seal of the Corporation thereto. The Secretary shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any Director at the offices of the Corporation during business hours. The Secretary shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

Section 7.       Powers and Duties of Additional Officers. The Board of Directors may from time to time by resolution delegate to any Assistant Controller, any Assistant Treasurer and/or any Assistant Secretary, elected by the Board, any of the powers or duties herein assigned to the Controller, the Treasurer or the Secretary, respectively.

Section 8.       Voting Upon Stocks.   Unless otherwise ordered by the Board of Directors, any officer shall have full power and authority on behalf of the Corporation to attend, in person or by proxy, and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at or in connection with any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

Section 9.       Compensation of Officers. The officers shall be entitled to receive such compensation for their services as may be determined from time to time by the Board of Directors or, if the Board of Directors shall so authorize and direct, by a committee of the Board of Directors.

ARTICLE V
CAPITAL STOCK – SEAL – FISCAL YEAR

Section 1.       Certificates for Stock. The shares of capital stock of the Corporation may be certificated or uncertificated as provided under the Delaware General Corporation Law, and certificates shall be in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. All shares of capital stock shall be entered in the Corporation’s books and registered as they are issued. Any certificates shall be signed by the Chairman of the Board or the Chief Executive Officer and also by the Treasurer or an Assistant Treasurer and shall not be valid unless so signed.

If a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as though such person were such officer, transfer agent or registrar at the date of issue.

All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered in the Corporation’s books.

Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares of the same class shall have been surrendered and canceled.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Certificate of Incorporation, these By-Laws, any agreement among stockholders or any agreement between stockholders and the Corporation.

Section 2.       Replacing Lost, Stolen, Destroyed or Escheated Stock Certificates. The Board of Directors or any officer to whom the Board of Directors has delegated authority, may authorize any transfer agent to issue at any time and from time to time until otherwise directed, (1) new stock certificates in the place of certificates previously issued by the Corporation, or (2) uncertificated shares in place of any certificates previously issued by the Corporation, in each case alleged to have been lost, stolen or destroyed, upon receipt by the transfer agent of (a) evidence of loss, theft or destruction (which may be the affidavit of the applicant), (b) an undertaking to indemnify the Corporation and any transfer agent and registrar of stock of the Corporation against claims that may be made against it or them on account of the lost, stolen or destroyed certificate or the issue of a new certificate, of such kind and in such amount (which may be either a fixed or open amount) as the Board of Directors or authorized officer or officers shall have authorized the transfer agent to accept, and (c) any other documents or instruments that the Board of Directors or an authorized officer may from time to time require.

The Board of Directors or any officer to whom the Board of Directors has delegated authority, may authorize any transfer agent to issue at any time and from time to time until otherwise directed new stock certificates, in the place of certificates previously issued by the Corporation, representing shares of stock of the Corporation which, together with all unclaimed dividends thereon, are claimed and demanded by any State of the United States in accordance with its escheat laws regarding unclaimed or abandoned property.

Section 3.       Transfer of Stock. A stock transfer book shall be kept by the Corporation or by one or more agents appointed by it, in which the shares of the capital stock of the Corporation shall be transferred.

Such shares shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for a like number of shares.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, and issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 4.       Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation.

The Board of Directors may appoint one or more transfer agents and registrars of transfers and may require all stock certificates to bear the signature of one of the transfer agents and of one of the registrars of transfers so appointed.

Section 5.       Fixing of Record Dates. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent, which is the subject of Article I, Section 11 of these By-Laws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.       Dividends. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business. Subject to the provisions of the Certificate of Incorporation of the Corporation, the dividends on any class of stock of the Corporation, if declared, shall be payable on dates to be fixed by the Board of Directors. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

Section 7.       Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by the Treasurer, any Assistant Secretary or any Assistant Treasurer.

Section 8.       Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first (31st) day of December in each year.

ARTICLE VI
SIGNING OF CHECKS, NOTES, ETC.

All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed by such officer or officers or employee or employees of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors or by any officer of the Corporation authorized by resolution of the Board of Directors to make such determinations.

ARTICLE VII
AMENDMENTS

These By-Laws may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.